Exhibit 21.1

Subsidiaries of Fossil, Inc.
as of December 31, 2005

Name of Subsidiary	Place of Incorporation	Parent Company	Percent Ownership
Fossil Intermediate, Inc.	Delaware	Fossil, Inc.	100
Fossil Stores I, Inc.	Delaware	Fossil, Inc.	100
Arrow Merchandising, Inc.	Texas	Fossil, Inc.	100
Fossil Canada, Inc.	Canada	Fossil, Inc.	100
Fossil Europe B.V.	The Netherlands	Fossil, Inc.	100
Fossil Austria GmbH	Austria	Fossil Europe, B.V.	100
Fossil Japan, K.K.	Japan	Fossil, Inc.	100
Fossil Holdings, LLC	Delaware	Fossil, Inc.	100
Fossil Holdings (Gibraltar) Ltd.	Gibraltar	Fossil, Inc.	100
Fossil (Gibraltar) Ltd.	Gibraltar	Fossil Holdings (Gibraltar) Ltd.	100
Fossil International Holdings, Inc.	Delaware	Fossil, Inc.	100
Fossil Mexico, S.A. de C. V.	Mexico	Fossil International Holdings, Inc.	51
Servicios Fossil Mexico, S.A. de C.V.	Mexico	Fossil International Holdings, Inc.	51
Fossil (East) Limited	Hong Kong	Fossil Holdings (Gibraltar) Ltd.	100
Fossil Partners, L.P.	Texas	Fossil Trust/Fossil, Inc.	99/1
Swiss Technology Holding GmbH	Switzerland	Fossil, Inc.	100
Fossil Trust	Delaware	Fossil Intermediate, Inc.	100
Fossil (Newtime) Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil Holding LLC Luxembourg, SCS	Luxembourg	Fossil, Inc.	100
Fossil Luxembourg, Sarl	Luxembourg	Fossil Holding LLC Luxembourg, SCS	100
Pulse Time Center Company, Ltd.	Hong Kong	Fossil (East) Limited	90
Trylink International, Ltd.	Hong Kong	Fossil (East) Limited	85
Fossil (Asia) Ltd	Hong Kong	Fossil (East) Limited	100
Fossil Singapore Ptd Ltd.	Singapore	Fossil (East) Limited	100
FDT, Ltd. (Design Time, Ltd.)	Hong Kong	Fossil (East) Limited	51
Fossil (Australia) Pty Ltd.	Australia	Fossil (East) Limited	100
Fossil (New Zealand) Ltd.	New Zealand	Fossil (Australia) Pty Ltd.	100
Fossil Time Malaysia Sdn. Bhd.	Malaysia	Fossil (East) Limited	100
MW (Asia), Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil (Asia) Holding Ltd.	Hong Kong	Fossil (East) Limited	100
Fossil Europe GmbH	Germany	Fossil Europe B.V.	100
Fossil Italia, S.r.l.	Italy	Fossil Europe B.V.	100
Gum, S.A.	France	Fossil Europe B.V.	100
Fossil Spain, S.A.	Spain	Fossil Europe B.V.	50
Fossil U.K. Holdings Ltd.	United Kingdom	Fossil Europe B.V.	100
Fossil European Services Co, GmbH	Germany	Fossil Europe B.V.	100
Fossil Swiss No Time	Switzerland	Fossil Europe B.V.	100
Fossil Swiss X Time	Switzerland	Fossil Europe B.V.	100
In Time—Portugal	Portugal	Fossil Spain, S.A.	100
Fossil U.K. Ltd.	United Kingdom	Fossil U.K. Holdings Ltd	100
Fossil Stores U.K. Ltd.	United Kingdom	Fossil U.K. Ltd.	100
The Avia Watch Company Limited	United Kingdom	Fossil U.K. Holdings Ltd	100
Montres Antima SA	Switzerland	Swiss Technology Holding GmbH	100
Fossil Group Europe, GmbH	Switzerland	Swiss Technology Holding GmbH	100
Fossil France SA	France	Gum, SA	100
Logisav SARL	France	Fossil France SA	100
Trotime Espana SL	Spain	Fossil France SA	51
Fossil Retail Stores (Australia) Pty. Ltd	Australia	Fossil (Australia) Pty Ltd.	100
Fossil Management Services Pty. Ltd.	Australia	Fossil (Australia) Pty Ltd.	100
Fossil Scandinavia AB	Sweden	Fossil Europe B.V.	100
Fossil Norway AS	Norway	Fossil Scandinavia AB	100